Exhibit 99

                                  PROSPECTUS

                  International Biochemical Industries, Inc.
                    4405 International Blvd. - Suite B109
                           Norcross, Georgia 30093
                          Telephone: (770) 925-3653

      2002 "Broadly Based" Stock Option Plan, dated September 6, 2002 as Amended December 23, 2002.

                      SHARES OF COMMON STOCK, NO PAR VALUE

This Prospectus relates to the International Biochemical Industries, Inc.
2002 Stock Option Plan, dated September 6, 2002 as amended to date (the
"Stock Option Plan"), pursuant to which officers, directors, attorneys, consultants, other advisors and other employees of International Biochemical Industries, Inc. (the "Company") and its Affiliates are eligible to receive shares of Common Stock of the Company (the "Stock Option Shares") in consideration for their past services. Participants in the Stock Option Plan may make payment for the Stock Option Shares either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option
Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.
Since the sale of any securities of the Company by "affiliates" of the
Company may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended
(the "Securities Act"), or an exemption therefrom (such as that provided by
Rule 144 thereunder), the Company plans to advise those participants in the Stock Option Plan who may be "affiliates" of the Company, as such term is defined in Rule 144, (the Company and such participants not so conceding)
that any such sales by participants who are not "affiliates" of the Company may be effected without compliance with the registration and prospectus delivery requirements of the Act.
________________________________________________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
________________________________________________________________________________

The date of this Prospectus is September 6, 2002 as Amended December 23, 2002

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A copy of any document or part thereof incorporated by reference in the
Registration Statement or any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act but not delivered with this Prospectus will be furnished without charge upon written request. Requests should be addressed to: 2002 Stock Option Plan, International Biochemical Industries, Inc., 4405 International Blvd., Suite B109, Norcross, Georgia 30093, telephone number: 770- 925-3653.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Midwest Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois
60661_2511.   Copies of such material can be obtained from the Public
Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

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                              TABLE OF CONTENTS


THE COMPANY..................................................................1

GENERAL INFORMATION REGARDING THE
2002 STOCK OPTION PLAN AS AMENDED TO DATE....................................1
  THE EMPLOYERS..............................................................1
  PURPOSES...................................................................1
  PERIOD OF STOCK OPTION PLAN................................................1
  ADMINISTRATION.............................................................1
  REORGANIZATIONS AND RECAPITALIZATIONS OF THE COMPANY.......................2

SECURITIES TO BE OFFERED.....................................................3

ELIGIBLE PARTICIPANTS........................................................3

PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN
AND PAYMENT FOR SECURITIES OFFERED...........................................4
  EXERCISE PERIOD AND TERMINATION............................................4
  OPTION PRICE...............................................................5
  TRANSFERABILITY............................................................5
NO STOCKHOLDER APPROVAL REQUIRED FOR ESTABLISHMENT OF PLAN...................6

ASSIGNABILITY................................................................6

AMENDMENTS...................................................................6

TAX EFFECTS OF STOCK OPTION PLAN PARTICIPATION...............................7
  TAX TREATMENT TO THE PARTICIPANTS..........................................7
  FEDERAL INCOME TAX TREATMENT OF NONQUALIFIED STOCK OPTIONS.................7

RESTRICTIONS ON RESALE OF COMMON STOCK.......................................8

LEGAL MATTERS................................................................8

INDEMNIFICATION OF OFFICERS AND DIRECTORS....................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................9

FURTHER INFORMATION.........................................................10

EXHIBIT A 2002 STOCK OPTION PLAN DATED SEPTEMBER 6, 2002 AS AMENDED DECEMBER
23, 2002....................................................................11

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                                 THE COMPANY

      International Biochemical Industries, Inc. is a Georgia corporation incorporated on June 1, 1995. The Company is currently authorized to issue One Hundred Ten Million (110,000,000) Shares of which One Hundred Million (100,000,000) Shares shall be Common Stock, no par value without cumulative voting rights and without any preemptive rights and 10,000,000 shares shall be Preferred Stock, no par value per share. The Company develops and markets surface modifying antimicrobials and biostatic products. The Company's products are used in customer, industrial and institutional markets, environmental services, and medical device markets. The Company's products are a reactive coating that modifies surfaces of all types by creating a covalent bond between surfaces and chemical agents. For further and more specific information regarding the Company's business activities, reference is herewith made to (a) the Company's Form 10-KSB, as amended to date (as filed with the Securities and Exchange Commission on September 27, 2002) and in particular (but not limited
to) Item 1 "Business" and (b) all other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above. The full contents of such filings as indicated in (a) and (b) above, as amended to date (including financial statements and exhibits thereto) are herewith incorporated by reference as if fully set forth and repeated herein.

                        GENERAL INFORMATION REGARDING THE
                    2002 STOCK OPTION PLAN AS AMENDED TO DATE

The Employers. The Company has its executive offices in Georgia at 4405 International Blvd., Suite B109, Norcross, Georgia 30093 - telephone:
770-925-3653.

Purposes.       The Stock Option Plan was adopted by the Board of Directors of the Company on September 6, 2002 and Amended by its Board of Directors on December 23 , 2002 and is intended as an employment incentive, to aid in attracting and retaining in the employ or service of the Company and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company.

Period of Stock Option Plan. The Stock Option Plan shall expire on September 5, 2012 except as to Nonqualified Stock Options then outstanding, which shall remain in effect until they have expired or been exercised.

Administration.   The Company's Board of Directors ("Board") may appoint and maintain as administrator of the Stock Option Plan, the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Stock Option Plan participants, to determine the

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provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise, including the Option price) and to interpret the provisions and supervise the administration of the Stock Option Plan. The Committee may, in its discretion, provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to the Stock Option Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to the Stock Option Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend the Stock Option Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in the Stock Option Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

Reorganizations and Recapitalizations of the Company.

      a. The existence of the Stock Option Plan and Options granted thereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

      b. The Stock Option Shares are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the Stock Option Shares which are subject to Options granted thereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of Stock Option Shares available under the Stock Option Plan and the number of Stock Option Shares with respect to which Options granted thereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

      c. If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be

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substituted for the Stock Option Shares subject to the unexercised portions of outstanding Options an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such Stock Option Shares in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

      d. Except as expressly provided above, the Company's issuance of Stock Option Shares of any class, or securities convertible into Stock Option Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into Stock Option Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Option Shares subject to options granted thereunder or the purchase price of such shares.

A copy of the Stock Option Plan is attached hereto as Exhibit A.

                           SECURITIES TO BE OFFERED

      Subject to adjustment, a total of 14,000,000 shares of Common Stock ("Stock"), of the Company shall be subject to the Stock Option Plan. The Common Stock subject to the Stock Option Plan shall consist of un-issued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Stock Option Plan shall cease to be reserved for the purpose of the Stock Option Plan, but until termination of the Stock Option Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Stock Option Plan. Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under the Stock Option Plan.

      On September 6, 2002, the Board of Directors approved the Stock Option Plan and authorized the issuance of 7,000,000 Common Shares to be subject to the Stock Option Plan and the Board of Directors subsequently increased the number of shares available under the Plan from 7,000,000 to 14,000,000 on December 23, 2002.

                            ELIGIBLE PARTICIPANTS

      The persons eligible for participation in the Stock Option Plan as recipients of Options shall include all full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated

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Corporation.  In addition, directors of the Company or any Affiliated
Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in the Stock Option Plan. For all purposes of the Stock Option Plan, any director who is not also a common law employee and is granted an option under the Stock Option Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted. A person who has been granted an Option thereunder may be granted an additional Option or Options, if the Committee shall so determine. The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment. See, however, "No Shareholder Approval Required for Establishment of Plan".

           PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN
                      AND PAYMENT FOR SECURITIES OFFERED

      Consideration for Shares Issued Under the Stock Option Plan. The purchase price of the Stock Option Shares as to which an Option is exercised shall be paid in full at the time of exercise and no Stock Option Shares shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Stock Option Shares purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

Exercise Period and Termination.    The nonqualified stock options exercise
period shall be a term of not more than ten (10) years from the date of granting of each nonqualified stock option and shall automatically terminate:

      i. Upon termination of the optionee's employment with the Company for cause;

      ii. At the expiration of Twelve (12) months from the date of termination of the optionee's employment with the Company for any reason other

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            than death, without cause; provided, that if the optionee dies within such twelve month period, sub-clause (iii) below shall apply; or

      iii. At the expiration of Fifteen (15) months after the date of death of the optionee.

      Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation and nonqualified stock options granted under the Stock Option Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

Option Price.     The Stock Option Plan provides that the option price with
respect to each option will not be less than Twenty (20%) Percent of the fair market value of such share on the date the option is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities. If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available.
If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

Transferability.

      a. Options granted under the Stock Option Plan are transferable by the holder (a) by will or the laws of descent and distribution and (b) to the extent permitted by Form S-8 as amended April 7, 1999. If a participant dies during employment or within three months thereafter, the option granted to him may be exercised by his legal representative to the extent set forth therein until either the expiration of the option or within one year after the date of death, whichever comes first.

      b. Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planning purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.

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           NO STOCKHOLDER APPROVAL REQUIRED FOR ESTABLISHMENT OF PLAN

      Notwithstanding anything to the contrary contained in this Prospectus it is the intention of the Company that the Plan comply, in all respects, with what is referred to as a "Broadly Based Plan" in NASDAQ Marketplace Rule 4350(i)(1)(A) and such other sections in the NASDAQ Marketplace Rules as may be applicable to "Broadly Based Plans". In that respect it is understood and agreed as follows:

      1. No stockholder approval was required or obtained for establishment of the Plan, nor is any such stockholders' approval required for this Amendment, and approval of the majority of the Company's Board of Directors shall suffice.

      2. Less than fifty percent (50%) of all options issued under the Plan shall be issued to officers and directors of the Company; "officers" and "directors" being defined herein in the same manner as defined in Section 16 of the Securities Exchange Act of 1934 and

      3. "Broadly Based" as defined herein shall mean that at the end of three (3) years from the date of the Plan as amended at least fifty one percent (51%) of all options granted thereunder shall have been granted to "rank and file" personnel of the Company (i.e., persons who are not officers and directors as defined in "2" above) and that at the anniversary date of each succeeding year no less than 51% of all options granted shall have been granted to the aforesaid "rank and file".

                                  ASSIGNABILITY

      No Option shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof. No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

                                   AMENDMENTS

      The Board may amend, alter or discontinue the Stock Option Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt the Stock Option Plan or any Options granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or

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regulations), and the Board may further amend or alter this Plan in order to increase the total number of shares reserved for the purposes of the Stock Option Plan except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

      a. Decrease the Option price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in the Stock Option Plan as provided in Paragraph 3; or

      b. Extend the Option period provided for in Paragraph 6; or

      c. Materially increase the benefits accruing to participants under the Stock Option Plan; or

      d. Materially modify the requirements as to eligibility for participation in the Stock Option Plan; or

      e. Extend the expiration date of the Stock Option Plan as set forth in Paragraph 11 of the Stock Option Plan.

                 TAX EFFECTS OF STOCK OPTION PLAN PARTICIPATION

Tax Treatment to the Participants. The Stock Option Plan provides for the grant of nonqualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Stock Option Plan is urged to consult his personal tax adviser with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof, especially with respect to the effect of state tax laws.

Federal Income Tax Treatment of Nonqualified Stock Options. No income is recognized by an optionee when a non-qualified stock option is granted. Except as described below, upon exercise of a nonqualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a nonqualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

      Stock acquired by "insiders' (i.e., officers, directors or persons holding 10% or more of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Securities Exchange Act of 1934) upon exercise of nonqualified stock options constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability (generally six months after exercise). If such an optionee does not elect to recognize income upon exercise, the insider will realize

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ordinary income in an amount equal to the difference between the option price and the fair market value on the date the stock may first be sold without incurring Section 16(b) liability.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

      While the Stock Option Plan does not place restrictions on re-sales of Common Stock acquired thereunder, shares acquired under the Stock Option Plan by an "affiliate," as that term is defined in Rule 405, under the Securities Act of 1933, may only be resold pursuant to the registration requirements of the Act, Rule 144 or another applicable exemption therefrom. Generally, sales of securities, including Common Stock of the Company, are subject to antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Stock Option Plan) and dispositions of Common Stock of the Company by an officer, director or affiliate of the Company within any six month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

      It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares of Common Stock under the Stock Option Plan.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The Company has also entered into Indemnification Agreements with each officer and director pursuant to which the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

      Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a

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provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunities of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liabilities set forth in the Code and (iv) for transactions from which the director derived an improper personal benefit. Article VI of the Company's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Company to the fullest extent authorized by the Georgia Business Corporation Code.

      In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Company for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Company. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Company may not indemnify any director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him, except as determined by a court of competent jurisdiction.
Article 9 of the Company's Bylaws contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

      The Company also maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents are incorporated by reference in the registration statement:

      a. The registrant's latest annual report on Form 10-KSB.

      b. All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above; and

      c. Not Applicable.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a

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

part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                             FURTHER INFORMATION

      A Registration Statement on Form S-8 was filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

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
                                  Exhibit A

                               OPTION AGREEMENT

The undersigned hereby grants __________________ (pursuant to the International Biochemical Industries, Inc. 2002 Non-Statutory Stock Option Plan dated September 6, 2002, as amended December 23, 2002, an option to purchase _________ shares of International Biochemical Industries, Inc. (the "Corporation").

Option Period.    This option shall be for a period of ten years from the
date of this Option Agreement ("Option Period").

Option Price.     The option price shall be $_________ per share for an
aggregate of $_________ if the entire shares are purchased. The option price of the shares of Common Stock shall be paid in full at the time of exercise and no shares of Common Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the undersigned's Common Stock which have been beneficially owned by the optioned, the optioned's spouse, or both of them for a period of at least six
(6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Shareholder Rights.     No holder of an Option shall be, or have any of the
rights and privileges of, a shareholder of the Corporation in respect of any shares of Common Stock purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Corporation to him or her.

Determination of Exercise Date.     This Option or a portion of this Option
shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Corporation.

Date: ___________, 2003

                                   International Biochemical Industries, Inc.


                                   By:
                                        ___________________________________
                                          Timothy C. Moses, President and
                                          Chief Executive Officer

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